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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan and the Employee Qualified Stock Purchase Plan of Celeritek, Inc. of our report dated April 30, 2001, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
August 15, 2001